Exhibit 10.27
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of August 15, 2012, by and between SwissINSO Holding Inc., a Delaware corporation (the “Company”), and Salim Shaikh Ismail (the “Subscriber”).

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6), Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.           Purchase and Sale of Shares.  Upon the terms and subject to the conditions contained herein, the Subscriber shall purchase, and the Company shall issue and sell to the Subscriber, 3,333,333 shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”) at a purchase price of $0.15 per share, or an aggregate of $500,000 (the “Purchase Price”).

2.           Closing.  The consummation of the transactions contemplated herein shall take place at the offices of Reitler Kailas & Rosenblatt LLC, 885 Third Avenue, New York, New York 10022 on August 15, 2012 (the “Closing Date”).  At the closing the Subscriber shall deliver the full Purchase Price to the Company by check or wire transfer to the bank account specified by the Company, and the Company shall deliver to the Subscriber a certificate for the Shares.

3.           Legends.  The Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

4.           Subscriber Representations and Warranties.  The Subscriber hereby represents and warrants to and agrees with the Company that:

(a)           [Intentionally Omitted]

(b)           Authorization and Power.  The Subscriber has the requisite power and authority to enter into and perform this Agreementand to purchase the Shares being sold to him hereunder.  No consent or authorization of any third person is required for the execution, delivery and performance by the Subscriber of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes, or shall constitute when executed and delivered, the valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not and will not violate, conflict with, result in a breach of or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (i) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Subscriber of any court, governmental agency or body, or arbitrator having jurisdiction over the Subscriber or over the properties or assets of the Subscriber or (ii) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Subscriber is a party, by which the Subscriber is bound or to which any of the properties of the Subscriber is subject.  The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for him to execute, deliver or perform any of his obligations under this Agreement nor to purchase the Shares in accordance with the terms hereof.

(d)           Information on Company.   The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-K for the fiscal year ended December 31, 2011 filed on April 16, 2012 and the Company’s Form 10-Q for the quarter ended March 31, 2012 and the Current Reports on Form 8-K filed thereafter, and the financial statements included in those filings, together with all subsequent filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the “Reports”).  In addition, the Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors Subscriber deems material in deciding on the advisability of investing in the Shares.

(e)           Information on the Subscriber.   The Subscriber is an “Accredited Investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with his representatives, has such knowledge and experience in financial, tax and other business matters as to enable him  to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Subscriber has the authority and is duly and legally qualified to purchase and own the Shares.  The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto and the Investor Questionnaire regarding the Subscriber is accurate.

(f)           Purchase of Shares for Investment.  The Subscriber is purchasing the Shares as principal for his own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.  No other person has a direct or indirect beneficial interest in such Shares or any portion thereof.  Further, the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares for which the undersigned is subscribing or any part of the Shares.

(g)           Compliance with Securities Act.   The Subscriber understands and agrees that the Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  The Subscriber has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to the investment in the Company.

(h)           Communication of Offer.  The offer to sell the Shares was directly communicated to the Subscriber by the Company.  At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(i)           Restricted Securities.   The Subscriber understands that the Shares have not been registered under the 1933 Act, and the Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Shares unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, the Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Shares to his Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(j)           No Governmental Review.  The Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(k)           Correctness of Representations.  The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(l)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.           Company Representations and Warranties.  The Company represents and warrants to and agrees with the Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

(b)           Subsidiaries.  The Company does not own, directly or indirectly, nor has it entered into any agreement or understanding to purchase or sell, any capital stock or other equity interests in any person and does not have any subsidiaries, other than SwissINSO SA, a Swiss company.

(c)           Authority; Enforceability.  This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder.

(d)           Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company is as described in the Reports.  Other than as set forth in the Reports, there are no options, warrants or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company.  There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “Bulletin Board”) or the Company's shareholders is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations under this Agreement, including, without limitation, the issuance and sale of the Shares.  This Agreement and the Company’s performance of its obligations hereunder have been unanimously approved by the Company’s Board of Directors.

(f)            No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the issuance and sale of the Shares nor the performance of the Company’s obligations under this Agreement will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Shares or any of the assets of the Company except pursuant to applicable securities laws and regulations; or

(iii)           result in the activation of any anti-dilution rights or a  reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)           result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)           The Shares.  The Shares upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state or foreign securities laws;

(ii)           have been, or will be, duly and validly authorized and on the date of issuance upon payment of the Purchase Price will be fully paid and non-assessable;

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(iv)           will not subject the holder thereof to personal liability by reason of being such holder; and

(v)           assuming the representations and warranties of the Subscriber as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)           Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

(i)           No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Shares to be integrated with other offerings which would impair the exemptions relied upon in this offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Shares that would impair the exemptions relied upon in this offering or the Company’s ability to timely comply with its obligations hereunder.

(j)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Shares.

(k)           Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(l)           Listing.  The Company's Common Stock is quoted on the Bulletin Board under the symbol SWHN.  The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation.  The Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

(m)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date in which case such representation or warranty shall be true as of such date.

6.           Exempt  Offering.  The offer and issuance of the Shares to the Subscriber  is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act, Rule 506 of Regulation D and/or Regulation S promulgated thereunder.

7.           Broker.   The Company and Subscriber agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions, finder’s fees, credit enhancement fees or due diligence fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement and the offering.

8.           Use of Proceeds.   The proceeds of the sale of the Shares will be employed by the Company (i) as additional loans and/or capital contributions to SwissINSO SA and (ii) for general working capital.

9.           Non-Public Information.  The Company covenants and agrees that except for the Reports and Other Written Information, which information the Company undertakes to publicly disclose on a Current Report on Form 8-K, neither it nor any other person acting on its behalf will at any time provide the Subscriber or his agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Subscriber shall have agreed in writing to accept such information.  The Company understands and confirms that the Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

10.         Indemnification.  The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company, the Company’s officers, directors, agents, Affiliates, members, managers, control persons, representatives, principal shareholders and their respective successors and assigns, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon any such person which results, arises out of or is based upon any misrepresentation by the Subscriber or breach of any representation or warranty by the Subscriber in this Agreement or the Investor Questionnaire attached hereto now or after the date hereof.

11.         Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: SwissINSO Holding Inc., PSE, Parc Scientifique de l’EPFL, Route J.D. Colladon, Building D, 3rd Floor, 1015 Lausanne, Switzerland, with a copy by fax only to:  Reitler Kailas & Rosenblatt LLC, 885 Third Avenue, New York, New York 10022, Attn: Michael Hirschberg, Esq., facsimile: (212) 371-5500, and (ii) if to the Subscriber, to: the address and fax number indicated on the signature page hereto.

 (b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Subscriber shall be assigned without prior notice to and the written consent of the Company.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and the Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 11(d) hereof, the Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(g)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

SWISSINSO HOLDING INC.

By:
Name: Rafic Hanbali
Title: Chief Executive Officer

Dated: August 15, 2012

SUBSCRIBER NAME AND ADDRESS	PURCHASE PRICE	NO. OF SHARES
____________________________________________ By: Title:	$500,000.00	3,333,333 shares

INVESTOR QUESTIONNAIRE

A.	General Information

1.	Print Full Name of Investor:	Individual:

First, Middle, Last

Partnership, Corporation, Trust, Custodial Account, Other:

Name of Entity

2.	Address for Notices:

3.	Name of Primary Contact Person: Title:

4.	Telephone Number:

5.	E-Mail Address:

6.	Facsimile Number:

7.	U.S. Investors Only: U.S. Taxpayer Identification or Social Security Number:

B.            Accredited Investor Status

The Subscriber represents and warrants that the Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below which are next to the categories under which the Investor qualifies as an accredited investor:

FOR INDIVIDUALS:
☐
A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles (and including property owned by a spouse), over total liabilities.

☐
A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

FOR ENTITIES:

☐
A bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	An insurance company as defined in Section 2(13) of the Securities Act.

☐	A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

☐	An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

☐	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5 million.

☐
A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and the purchase of the Shares.

☐
An employee benefit plan within the meaning of ERISA if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐
An entity, including a grantor trust, in which all of the equity owners are accredited investors as determined under any of the foregoing paragraphs (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust is an equity owner).

IF THE FOLLOWING SECTION IS APPLICABLE, CHECK HERE ___ INDICATING THAT THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE FOLLOWING SECTION ARE EXPRESSLY MADE BY THE SUBSCRIBER

C.           Regulation S

The Subscriber understands that the Shares are being offered and sold in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares.  In this regard, the Subscriber represents, warrants and agrees that:

1.
The Subscriber is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person.

 A U.S. Person means any one of the following:

●	any natural person resident in the United States of America;

●	any partnership or corporation organized or incorporated under the laws of the United States of America;

●	any estate of which any executor or administrator is a U.S. person;

●	any trust of which any trustee is a U.S. person;

●	any agency or branch of a foreign entity located in the United States of America;

●	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

●
any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

●	any partnership or corporation if:

(A) organized or incorporated under the laws of any foreign jurisdiction; and

(B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

2.	At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Subscriber was outside of the United States.

3.
The Subscriber will not, during the period commencing on the date of issuance of the Shares and ending on the six month anniversary of such date, (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

4.
The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

5.
The Subscriber was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

6.
Neither the Subscriber nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Investor and any person acting on his behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

7.
The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

8.
Neither the Subscriber nor any person acting on his behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares.  The Subscriber agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

9.	In addition to the legend described in Section 3 of the Agreement, each certificate representing the Shares shall be endorsed with the following legend:

“THE SECURITIESARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

The Subscriber understands that the foregoing information will be relied upon by the Company for the purpose of determining the eligibility of the Subscriber to purchase the Shares. The Subscriber agrees to notify the Company immediately if any representation or warranty contained in this Agreement, including this Investor Questionnaire, becomes untrue at any time. The Subscriber agrees to provide, if requested, any additional information that may reasonably be required to substantiate the Subscriber’s status as an accredited investor or to otherwise determine the eligibility of the Subscriber to purchase the Shares. The Subscriber agrees to indemnify and hold harmless the Company and each officer, director, shareholder, agent and representative of the Company and their respective affiliates and successors and assigns from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Subscriber contained herein.
INDIVIDUAL:

(Signature)

(Print Name)

PARTNERSHIP, CORPORATION, TRUST, CUSTODIAL ACCOUNT, OTHER:

(Name of Entity)

By: ____________________________________________
(Signature)

(Print Name and Title)